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                                                     N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Balanced Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $12,663,649       $0.17            71,232,595        8.30


     Class B      $1,123,162        $0.11            9,248,986         8.30


     Class C      $205,046 $0.11            1,881,567         8.32


     Class I      $3,835,465        $0.19            16,439,474        8.27





     Evergreen Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $6,869,212                $0.29    $22,744,498     16.67


     Class B      $3,107,720                $0.16    $14,831,902     16.59


     Class C      $851,844          $0.17   $4,470,226       16.58


     Class I      $4,439,238                $0.34    $11,659,855    16.67











     Evergreen Asset Allocation Fund

                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0.00            90,299,556        $13.01


     Class B      $0                $0.00            73,959,516        $12.86


     Class C      $0                $0.00            98,244,929        $12.66


     Class I      $0                $0.00            4,784,247         $13.07


     Class R      $0                $0.00            210               $12.99